PROMISSORY NOTE

Dated:  September 29, 1997                                        $13,447,000.00

FOR VALUE RECEIVED, the undersigned, ROBERT N. ELKINS ("Maker") promises to pay to the order of INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("IHS"), in lawful money of the United States of America, on October 1, 2002 (the "Maturity Date"), the principal sum of THIRTEEN MILLION FOUR HUNDRED FORTY SEVEN THOUSAND AND 00/100 DOLLARS ($13,447,000.00) (the "Debt"), or such lesser amount of the Debt as shall then be outstanding and unpaid, plus all accrued and unpaid interest on the Debt. Maker also promises to pay interest on the unpaid principal amount of the Debt from time to time outstanding, and on any interest that has from time to time become due but has not yet been paid, at the rate of Six and Eight-tenths Percent (6.8%) per annum, compounded annually and payable annually in arrears on October 1 of each year, commencing on October 1, 1998, from the date hereof until all such unpaid principal and unpaid interest shall have been paid in full or forgiven.

In the event of any sale by Maker of any shares of the common stock of IHS ("IHS Stock"), whether now owned or hereafter acquired beneficially or of record by Maker, this Note shall become subject to mandatory prepayment by Maker on that date which is five (5) business days following the date of such sale, but only to the extent of the gross proceeds, less broker's commissions and taxes payable by Maker in respect of such proceeds, resulting from the first 650,000 shares sold (such number and kind of shares to be appropriately adjusted by the Company to take into account any stock dividend, recapitalization, merger, consolidation, spin-off, split-up, combination, exchange of shares, or the like that results in a change in the number or kind of shares of IHS Stock outstanding).

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All payments on this Note shall be applied first to accrued and unpaid  interest and costs of collection and then to any unpaid principal. At his option, Maker may at any time and from time to time pre-pay all or part of the principal amount of this Note, without premium, penalty or notice.

By its acceptance of this Note, IHS acknowledges and agrees that: (i) Maker is authorized at any time and from time to time to set off and apply any and all indebtedness at any time owing by Maker under this Note against any and all indebtedness or other obligations of IHS then due and owing to Maker and (ii) any and all payments in respect of indebtedness or other obligations from time to time due and owing from IHS to Maker shall be made without deduction or set-off for any indebtedness at any time owing by Maker under this Note.

 By accepting this Note, IHS agrees that, upon the occurrence of any Change of Control or any termination of Maker's employment with IHS by death, for Permanent Disability, by Maker for Good Reason, or by IHS without Cause, (a) the Debt and all other amounts and obligations of Maker under this Note that are not then due shall be automatically and immediately discharged and forgiven and (b) this Note shall be marked "canceled" and promptly returned to Maker. For purposes of this Note, (x) the term "Employment Agreement" shall mean the Employment Agreement between IHS and Maker effective as of January 1, 1994, as from time to time amended, (y) the terms "Change of Control", "Permanent Disability", "Good Reason" and "Cause" shall have the meanings set forth in the Employment Agreement and (z) whether Maker's employment has been terminated for Permanent Disability, by Maker for Good Reason, or by IHS for Cause shall be determined in accordance with the procedures set forth in the Employment Agreement.

In the event that IHS purports to terminate Maker's employment for Cause pursuant to the provisions of Section 3.4 of the Employment Agreement (or any successor provisions), and Maker disputes that he was properly terminated for Cause pursuant to such provisions, neither the Debt nor any other amount or obligation of the Maker under this Note that is not then due shall be due or payable until a final, unappealable judgement has been entered by a

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court of competent jurisdiction affirming that Maker was properly terminated for
Cause in accordance with such provisions.

Maker waives presentment for payment, demand, notice of non-payment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor or enforcement of the payment of this Note. Maker shall pay all costs of collection of this Note, including reasonable attorneys' fees. All rights and remedies given by this Note are cumulative and not exclusive of any thereof or of any other rights or remedies available to IHS, and no course of dealing between Maker and IHS, or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by IHS.

Neither this Note, nor the Debt or any other amounts evidenced hereby, nor any other rights or obligations of Maker or IHS under or in connection with this Note, may be sold, assigned, pledged or otherwise transferred or encumbered, and any attempt to do so shall be null and void. This Note, and the rights and obligations of Maker and IHS hereunder, shall inure to the benefit of and be binding upon Maker, IHS and their respective successors, permitted assigns, heirs, executors and personal representatives.

This Note shall be governed, interpreted, and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the undersigned has executed this Note on the date first above written.

                                            /s/___________________________[SEAL]
                                                    Robert N. Elkins

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